Exhibit 10.5

AMENDMENT NUMBER 3 TO

FIVERR INTERNATIONAL LTD.

2011 SHARE OPTION PLAN

(the “PLAN”)

AMENDED: JANUARY 25, 2019

Section 6.1 shall be deleted and replaced in its entirety with the following:

“6.1 The maximum aggregate number of Shares that may be issued under the Plan (the “Pool”) shall be the sum of (a) 31,555,552 Shares plus (and without the need to further amend the Plan or Sub-Plan) (b) an annual increase on January 1 of each calendar year beginning in 2019 and ending in 2028, of a number of Shares equal to the lesser of: (i) 95,397,239 Shares, (ii) 5% of the total number of Shares outstanding (on an as-converted basis) on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board, if so determined prior to the January 1 of the calendar year in which the increase will occur; in all events subject to adjustment as provided in Section 14 below. The Board may reduce the Pool at its discretion. Shares issued upon the exercise of Options granted pursuant to this Plan shall be issued from the Company’s authorized but unissued share capital.”

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